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                                                                   EXHIBIT 10.7

                             EMPLOYMENT AGREEMENT



     This EMPLOYMENT AGREEMENT (the "AGREEMENT") is entered into this 16th day of January, 1998, between THE CHEESECAKE FACTORY INCORPORATED (the "Company") and DAVID M. OVERTON (the "Employee").

     WHEREAS, the Board of Directors of the Company (the "Board") has approved and authorized the entry into this Agreement with the Employee; and

     WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions for the employment relationship to the Employee with the Company.

     NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained and intending to be legally bound hereby, the Company and the Employee hereby agree as follows:

     1. EMPLOYMENT. The Employee is employed as Chief Executive Officer and Chairman of the Board of the Company. In this capacity, the Employee shall have such duties and responsibilities as may be designated to him by the Board from time to time and as are not inconsistent with the Employee's position with respect to any subsidiaries of the Company, as may be designated by the Board. Employee shall devote substantially all his time, attention and energies to the business and affairs of the Company and the subsidiaries. The Company acknowledges that the Employee is a member of the Board and that such membership constitutes an integral part of the Employee's duties hereunder.

     2. TERM. The "initial term" of this Agreement shall be for the period commencing on the date hereof and ending on the third anniversary of the date hereof; PROVIDED, HOWEVER, that on the such anniversary, and on each subsequent anniversary date thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than 90 days prior to such applicable anniversary date, the Company or the Employee shall give notice not to extend this Agreement. The "Term of this Agreement" or "Term" shall mean, for purposes of this Agreement, both the "initial term" and subsequent extensions, if any.

     3. SALARY. Subject to the further provisions of this Agreement, the Company shall pay the Employee during the Term of this Agreement a salary at an annual rate equal to $400,000, with such salary to be increased at such times, if any, and in such amounts as determined by the Board. Any increase in salary shall not serve to limit or reduce any other obligation of the Company hereunder and, after any increase, the Base Salary shall not be reduced. Such salary shall be payable by the Company to the Employee not less frequently than monthly. Participation in deferred compensation, discretionary bonus, retirement, stock option and other employee benefit plans and in fringe benefits shall not reduce the Base Salary.


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     4.   PARTICIPATION IN BONUS, RETIREMENT AND EMPLOYEE BENEFIT PLANS.  The
Employee shall be entitled to participate equitably with other executive officers in any plan of the Company relating to bonuses, stock options, stock purchases, pension, thrift, profit sharing, life insurance, medical coverage, education, or other retirement or employee benefits that the Company has adopted or may adopt for the benefit of its executive officers.

     5. FRINGE BENEFITS; AUTOMOBILE; HEATH INSURANCE. The Employee shall be entitled to receive all other fringe benefits which are now or may be provided to the Company's executive officers. In addition, the Company shall provide the Employee during the Term of this Agreement (a) with a non-accountable car allowance of $1,600 per month, and (b) reimbursement to Employee and his family members for any co-payment or deductible incurred under the Company's health insurance policies.

     6. VACATIONS. The Employee shall be entitled to an annual paid vacation in accordance with the Company's general administrative policy.

     7. BUSINESS EXPENSES. During such time as the Employee is rendering services hereunder, the Employee shall be entitled to incur and be reimbursed for all reasonable business expenses. The Company agrees that it will reimburse the Employee for all such expenses upon the presentation by the Employee, from time to time, of an itemized account of such expenditures setting forth the date, the purposes for which incurred, and the amounts thereof, together with such receipts showing payments in conformity with the Company's established policies. Reimbursement shall be made within a reasonable period after the Employee's submission of an itemized account.

     8. INSURANCE. The Employee shall be entitled to term insurance on the life of the Employee with such beneficiary as the Employee may designate in an amount equal to at least $1,000,000, with all premiums to be paid by the Company.

     9. INDEMNITY. The Company shall indemnify and hold the Employee harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by the Employee on behalf of or in the course of performing services for the Company to the same extent the Company indemnifies and holds harmless other executive officers and directors of the Company and in accordance with the Company's established policies. The Company agrees to seek to maintain Directors and Officers Liability Insurance.

     10.  CERTAIN TERMS DEFINED.  For purposes of this Agreement:

          (a) Employee shall be deemed to be "Permanently Disabled" if a physical or mental condition occurs and persists which, in the written opinion of a licensed physician selected by the Board of Directors in good faith, has rendered Employee unable to perform Employee's duties hereunder for a period of ninety (90) days or more and, in the written opinion of such physician, the condition will continue for an indefinite period of not less than an additional ninety (90) day period, rendering the Employee unable to return to Employee's duties.

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          (b)  "Affiliate" means any corporation affiliated with any Person whose actions result in a Change of Control (or which, as a result of the completion of the transactions causing a Change of Control shall become affiliated) within the meaning of the Code.

          (c) "Base Salary" means, as of any date of termination of employment, the highest annual base salary of Employee in any of the last three fiscal years preceding such date of termination of employment.

          (d) "Beneficial Owner" shall have the meaning given to such term in the Exchange Act.

          (e) "Cause" means termination upon: (1) the willful failure by the Employee to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to him by the Board, which demand specifically identifies the manner in which the Board believes that he has not substantially performed his duties; (2) the Employee's willful misconduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or (3) the Employee's commission of such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties. No act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by him not in good faith and without the reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of a majority of the members of the Board at a meeting of such members (after reasonable notice to him and an opportunity for him, together with his counsel, to be heard before such members of the Board), finding that he has engaged in the conduct set forth above in this subsection (e) and specifying the particulars thereof in detail.

          (f)  A "Change of Control" occurs if:

               (i) any Person (other than Employee) or that Person's Affiliate is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% of more of the combined voting power of the Company's then outstanding voting securities ("Voting Securities"); or

               (ii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation (or other entity), other than:

                     I. a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the Voting Securities

                                      3

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of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                     II. a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding Voting Securities; or

                     III. a merger or consolidation which would result in the directors of the Company (who were directors immediately prior thereto) continuing to constitute at least 50% of all directors of the surviving entity after such merger or consolidation. In this paragraph (iv), "surviving entity" shall mean only an entity in which all the Company's stockholders immediately before such merger or consolidation (determined without taking into account any stockholders properly exercising appraisal or similar rights) become stockholders by the terms of such merger or consolidation, and the phrase "directors of the Company (who were directors immediately prior thereto)" shall include only individuals who were directors of the Company at the beginning of the 24 consecutive month period preceding the date of such merger or consolidation.

               (iii) the stockholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets; or

               (iv) during any period of 24 consecutive months, individuals, who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board of Directors, or whose nomination for election by the Company's stockholders, was approved by a vote of at least one-half (1/2) of the directors then in office (other than in connection with a contested election), cease for any reason to constitute at least a majority of the Board of Directors;

          (g)  "Code" means the Internal Revenue Code of 1986, as amended.

          (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i) "Person" is given the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that unless this Agreement provides to the contrary, the term shall not include the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

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     11.  TERMINATION.

          (a) DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Employee's death or Permanent Disability.

          (b)  CAUSE.  The Company may terminate Employee for Cause.

          (c) CHANGE OF CONTROL. Employee may terminate this Agreement at any time within 18 months after a Change of Control.

          (d) NOTICE OF TERMINATION. Any termination of the Employee's employment by the Company for Cause or following a Change of Control shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 16. Any termination by the Company due to Permanent Disability shall be communicated by giving written notice of its intention to terminate the Employee's employment, and his employment shall terminate after receipt of such notice ("Disability Effective Date"). For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon; (ii) except in the event of a termination following a Change of Control, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated; and
(iii) specifies the Date of Termination (defined below).

          (e) DATE OF TERMINATION. "Date of Termination" means the date of actual receipt of the Notice of Termination or any later date specified therein (but not more than fifteen (15) days after the giving of the Notice of Termination), as the case may be; provided that (i) if the Employee's employment is terminated by the Company for any reason other than Cause or because the Employee becomes Permanently Disabled, the Date of Termination is the date on which the Company notifies the Employee of such termination; (ii) if the Employee's employment is terminated due to Permanent Disability, the Date of Termination is the Disability Effective Date; and (iii) if the Employee's employment is terminated due to the Employee's death, the Date of Termination shall be the date of death.

     12.  CERTAIN BENEFITS UPON TERMINATION.

          (a) If Employee's employment by the Company is terminated for any reason (including by reason of death or Permanent Disability), except for a termination for Cause or a voluntary resignation by Employee, and Section 12(b) is inapplicable to such termination, then the Company shall pay Employee a lump sum severance payment (the "Severance Payment") equal to three times Employee's Base Salary.

          (b) If within 18 months after a Change of Control of the Company, Employee gives notice of termination of employment for any reason, gives notice of nonrenewal, or Employee otherwise terminates employment (other than due to Employee's

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death or Permanent Disability) or is terminated by the Company without Cause,
(i) the Company shall pay Employee a Severance Payment in cash equal to $2 million, provided, however, that in the event of a Change of Control and Employee dies or becomes Permanently Disabled within 18 months after such Change of Control, then the Severance Payment shall be equal to three times Employee's Base Salary and, (iii) for 36 months (the "Continuation Period") the Company shall at its expense continue on behalf of the Employee and his dependents and beneficiaries, the life insurance, disability, medical, dental and hospitalization benefits provided (x) to the Employee at any time during the 90-day period prior to the date of termination or at any time thereafter or (y) to other similarly situated executives who continue in the employ of the Company during the continuation period. The coverage and benefits (including deductibles and costs) provided in this Section 12(b) during the Continuation Period shall be no less favorable to the Employee and his dependents and beneficiaries, than the most favorable of such coverages and benefits during any of the periods referred to in clauses (x) and (y) above. The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Employee obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Employee hereunder so long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to the Employee than the coverages and benefits required to be provided hereunder. This Section 12(b) shall not be interpreted so as to limit any benefits to which the Employee, his dependents or beneficiaries may be entitled under any of the Company's employee benefit plans, programs or practices following the Employee's termination of employment, including without limitation, retiree medical and life insurance benefits.

          (c) In the event either (a) or (b) above occurs, (i) in addition to the Severance Payment provided therein, the Company shall pay all accrued but unpaid salary and amounts due under the Company's Performance Incentive Plan or any other bonus or incentive plan then in effect, and all accrued but unpaid or unused vacation, sick pay and expense reimbursement benefit, and (ii) all other benefits shall vest (unless a plan specifically provides vesting standards in which event the plan's terms and conditions shall govern vesting).

          (d) In the event that Employee's employment terminates by reason of Employee's death, all benefits provided in this Section 12 shall be paid to Employee's estate or as Employee's executor shall direct, but payment may be deferred until Employee's executor or personal representative has been appointed and qualified pursuant to the laws in effect in Employee's jurisdiction of residence at the time of Employee's death.

          (e) Company shall make all cash payments to which Employee is entitled hereunder within thirty (30) days following the date of termination of Employee's employment or earlier, if required by applicable law.

          (f) In the event Employee has provided notice to the Company of his intent to terminate or not renew this Agreement pursuant to Section 2 or Company has

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provided written notice to the Employee of its intent not to renew this
Agreement pursuant to Section 2:

               (i) SALARY AND BENEFITS. The salary and other benefits to which Employee would have otherwise been entitled shall continue through the remainder of the period of notice specified by Section 2, provided that Employee is otherwise in compliance with the terms of this Agreement, unless (x) Employee subsequently terminates his employment or the Company terminates Employee's employment for Cause, (y) Employee is entitled to the Severance Payment provided in Section 12(a) pursuant to the provisions of Section 12(f)(ii), or (z) Employee is entitled to the Severance Payment provided in Section 12(b).

               (ii) SECTION 12(a) BENEFIT. Employee shall be entitled to the extraordinary payment provided in Section 12(a) (unless Employee is otherwise entitled to the Severance Payment provided by Section 12(b)) in the event that, subsequent to such notice, (x) Employee is terminated without Cause by the Company, or (y) Employee's employment terminates due to death or Permanent Disability.

               (iii) SECTION 11(b) BENEFIT. Employee shall have no rights under Section 12(b); provided, however, that if Company and a third party have executed a commitment letter or agreement under which a Change of Control is to occur and such agreement was entered into prior to the Company having provided notice to Employee of its intent not to renew pursuant to Section 2, then Employee shall be entitled to the extraordinary payment provided in Section 12(b), if that Change of Control in fact occurs.

          (g) In the event Employee is entitled hereunder to any payments or benefits set forth in Section 12(a) or (b), Employee shall have no obligation to notify Company of employment subsequent to Employee's termination or to offset Company's obligation by payments due to such employment and shall have no duty to mitigate.

          (h) The provisions for Severance Payments contained in this Section 12 may be triggered only once during the term of this Agreement, so that, for example, should Employee be terminated because of a Permanent Disability and should there thereafter be a Change of Control, then Employee would be entitled to be paid only under Section 12(a) and not under Section 12(b) as well. In addition, Employee shall not be entitled to receive severance benefits of any kind from any wholly owned subsidiary or other affiliated entity of the Company if in connection with the same event of series of events the Severance Payments provided for in this Section 12 have been triggered.

          (i)  Excise Tax Payments:

               (i) In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Code, to the Employee or for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with the Company or a change in

                                      7

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ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Employee with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Employee will be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Employee of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Employee's failure to file timely a tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

               (ii) An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company's expense by an accounting firm selected by the Company and reasonably acceptable to the Employee which is designated as one of the four largest accounting firms in the United States (the "Accounting Firm"). The Accounting Firm shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Company and the Employee within five days of the Termination Date if applicable, or such other time as requested by the Company or by the Employee (provided the Employee reasonably believes that any of the Payments may be subject to the Excise Tax) and if the Accounting Firm determines that no Excise Tax is payable by the Employee with respect to a Payment or Payments, it shall furnish the Employee with an opinion reasonably acceptable to the Employee that no Excise Tax will be imposed with respect to any such Payment or Payments. Within ten days of the delivery of the Determination to the Employee, the Employee shall have the rights to dispute the Determination (the "Dispute"). The Gross-Up Payment, if any, as determined pursuant to this Section 12(i)(ii) shall be paid by the Company to the Employee within five days of the receipt of the Accounting Firm's determination. The existence of the Dispute shall not in any way affect the Employee's right to receive the Gross-Up Payment in accordance with the Determination. Upon the final resolution of a Dispute, the Company shall promptly pay to the Employee any additional amount required by such resolution. If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Employee.

          (j) Company agrees to take reasonable steps to ensure that in the event Company has an obligation to perform under Section 12(b), Company shall have the financial ability to do so.

     13. FEES AND EXPENSES. The Company shall pay all legal fees and related expenses (including the costs of experts, evidence and counsel) incurred by the Employee as they become due as a result of (a) the Employee's termination of employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or employment), or (b) the Employee seeking to obtain or enforce any right or benefit

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provided by this Agreement or by any other plan or arrangement maintained by the Company under which the Employee is or may be entitled to receive benefits.

     14. NO SET OFF, INTEREST. Except as provided herein, the Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Employee or others. All amounts provided herein shall include, in each case, interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated on the basis of the prime commercial lending rate announced by Bank of America National Trust and Savings Association in effect from time to time during the period of such nonpayment.

     15.  ASSIGNMENT.

          (a) This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto, except that this Agreement shall be binding upon and inure to the benefit of any successor corporation to the Company.

          (b) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes this Agreement by operation of law, or otherwise.

          (c) This Agreement shall inure to the benefit of and be enforceable by the Employee and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     16. (a) CONFIDENTIAL INFORMATION. During the Term of this Agreement and thereafter, the Employee shall not, except as may be required to perform his duties hereunder or as required by applicable law, disclose to others for use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not available to the general public and that was learned by the Employee in the course of his employment by the Company, including (without limitation) any data, formulae, information, proprietary knowledge, trade secrets and client and customer lists and all papers, resumes, records and the documents containing such Confidential Information. The Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. Upon the termination of his

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employment, the Employee will promptly deliver to the Company all documents
(and all copies thereof) containing any Confidential Information.

          (b) NONCOMPETITION. The Employee agrees that during the Term of this Agreement, he will not, directly or indirectly, without the prior written consent of the Company, provide consultative service with or without pay, own, manage, operate, join, control, participate in, or be connected as a stockholder, partner, or otherwise with any business, individual, partner, firm, corporation, or other entity which is then in competition with the Company or any present affiliate of the Company; PROVIDED, HOWEVER, that the "beneficial ownership" by the Employee, either individually or as a member of a "group," as such terms are used in Rule 13d of the Exchange Act, of not more than 1% of the voting stock of any publicly held corporation shall not be a violation of this Agreement. It is further expressly agreed that the Company will or would suffer irreparable injury if the Employee were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and the Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting the Employee from competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

          (c) RIGHT TO COMPANY MATERIALS. The Employee agrees that all styles, designs, recipes, lists, materials, books, files, reports, correspondence, records, and other documents ("Company Material") used, prepared, or made available to the Employee, shall be and shall remain the property of the Company. Upon the termination of his employment or the expiration of this Agreement, all Company Materials shall be returned immediately to the Company, and Employee shall not make or retain any copies thereof.

          (d) ANTISOLICITATION. The Employee promises and agrees that during the Term of this Agreement, and for a period of one year thereafter, he will not influence or attempt to influence customers, franchisees, landlords, or suppliers of the Company or any of its present or future subsidiaries or affiliates, either directly or indirectly, to divert their business to any individual, partnership, firm, corporation or other entity then in competition with the business of the Company, or any subsidiary or affiliate of the Company.

     17. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of a change of address shall be effective only upon actual receipt:

          Company:  The Cheesecake Factory Incorporated
                    26950 Agoura Road
                    Calabasas, California  91301

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

          with a copy to:  the Secretary of the Company;

          Employee: David M. Overton
          1250 Beverly Estate Dr.
          Beverly Hills, Ca 90210

     18. AMENDMENTS OR ADDITIONS. No amendment or additions to this Agreement shall be binding unless in writing and signed by both parties hereto.

     19. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     20. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     21. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together will constitute one and the same instrument.

     22. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Los Angeles, California, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     23. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

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

     Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. Sections 13, 15 and 21 shall survive the expiration of the Term of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement on the date first indicated above.


                                            COMPANY:

                                            THE CHEESECAKE FACTORY INCORPORATED


                                            By /s/
                                               -----------------------------
                                               Secretary


                                            EMPLOYEE:

                                               /s/
                                               -----------------------------
                                               David Overton

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